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                                    EXHIBIT 1

                                    AGREEMENT



      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Startech Environmental Corporation or any subsequent acquisitions or dispositions of equity securities of Startech Environmental Corporation by any of the undersigned.



Dated:  January 31, 2006

                                      /s/ Arthur J. Steinberg
                                      ------------------------------------
                                      ARTHUR J. STEINBERG, not individually
                                      but solely in his capacity as Receiver of
                                      Northshore Asset Management, LLC
                                      and related entities


                                      ARTHUR J. STEINBERG, as Receiver of
                                      Northshore Asset Management, LLC, and
                                      such of its affiliates and subsidiaries
                                      to the extent contemplated by the Court
                                      orders entered in the case pending in
                                      the United States District Court for the
                                      Southern District of New York


                                      By: /s/ Arthur J. Steinberg
                                          -----------------------
                                          Name:  Arthur J. Steinberg
                                          Title: Receiver


                                       /s/ John P. Burke
                                      ----------------------------------------
                                      CONNECTICUT BANKING
                                      COMMISSIONER JOHN P. BURKE, not
                                      individually but solely in his capacity
                                      as Receiver of Circle Trust Company